SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
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                            FORM 8-K

                          CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): January 29, 2004


                        FLEETWOOD ENTERPRISES, INC.
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        (Exact Name of Registrant as Specified in its Charter)

      Delaware                1-07699                95-1948322
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   (State or Other         (Commission File         (IRS Employer
   Jurisdiction of            Number)             Identification
   Incorporation)                                  Number)

3125 Myers Street, Riverside, California               92503-5527
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(Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code: (909) 351-3500
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                           N/A
    (Former Name or Former Address, if Changed Since Last Report)

Item 12.   Results of Operations and Financial Condition.

     On January 29, 2004, Fleetwood Enterprises, Inc. (the "Company") issued a news release reporting the preliminary sales results of the Company for its third fiscal quarter ended January 25, 2004. A copy of the news release is attached to this Current Report as Exhibit 99.1.

     The information in this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Exhibit List.

Exhibit Number      Title

 99.1               Press release of Fleetwood Enterprises, Inc.
                    dated January 29, 2004.




                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FLEETWOOD ENTERPRISES, INC.



Date:  February 2, 2004             By: /s/ Boyd R. Plowman
                                       ---------------------


                                      Boyd R. Plowman
                                      Executive Vice President-
                                      Chief Financial Officer

                                            Exhibit 99.1


         FLEETWOOD REPORTS PRELIMINARY REVENUES FOR THE
    THIRD QUARTER AND FIRST NINE MONTHS OF FISCAL YEAR 2004


Riverside, Calif., January 29, 2004 - Fleetwood Enterprises, Inc. (NYSE:FLE), the nation's leader in recreational vehicle sales and a leading producer and retailer of manufactured housing, today announced preliminary sales for the third quarter and first nine months of fiscal 2004, ended January 25, 2004.

Company revenues rose 21 percent in the third quarter to approximately $596 million compared with $493 million in the same quarter last year. Sales for the RV Group increased 32 percent, while sales for the Housing Group rose 2 percent overall due to a 14 percent increase in the retail division, offset somewhat by a 5 percent decline in the manufacturing division. For the first nine months, sales improved overall by 10 percent, with recreational vehicles up 20 percent and manufactured housing declining 7 percent.

Recreational vehicle sales for the third quarter rose to $409 million compared with $310 million a year ago. Motor home revenues improved by 28 percent from the prior year to $272 million and travel trailer sales were up 61 percent to $114 million, while folding trailer sales decreased 13 percent to $23 million.

Sales of recreational vehicles for the first nine months of fiscal year 2004 totaled $1.3 billion, a 20 percent improvement over the prior year. Motor home sales were up 19 percent to $803 million, and travel trailers increased 34 percent to $416 million. Folding trailer sales fell 19 percent to $77 million.

"The encouraging increase in third quarter RV revenues versus last year reflects our commitment to enhancing product development and dealer relationships, along with the positive industry growth in motor homes and travel trailers," Fleetwood's President and CEO Edward B. Caudill said. "We believe the positive momentum we have established in revenues and market share will show up on the bottom line in the near future. Motor home operating margins have shown steady improvement and are nearing satisfactory levels, while at the same time, we continue to focus on generating improvement in travel trailer margins. We are also optimistic that as consumer confidence rises, folding trailer sales will break their recent trend of declining sales."

Quarterly sales of manufactured housing increased over the same period of the prior year for the first time in 17 quarters to approximately $176 million, a 2 percent improvement compared with $173 million a year ago. Housing revenues include wholesale factory sales of $109 million to independent retailers and retail sales of $67 million from Company-operated sales centers. Wholesale revenues weakened 5 percent from $115 million, while retail sales climbed 14 percent from $59 million last year. Gross manufactured housing revenue declined 1 percent to approximately $143 million, including intercompany sales of $34 million to Company-operated retail stores.

Manufactured housing sales for the first nine months of fiscal 2004 were down 7 percent from the prior year to $591 million, including wholesale factory sales of $397 million to independent retailers and retail sales of $194 million from Fleetwood's retail operations. Gross manufactured housing revenue for the first nine months was down 7 percent to $494 million, including intercompany sales of $97 million to Company-operated retail stores.

"It is tremendously satisfying to report an increase in revenues for any part of our Housing Group while the manufactured housing industry continues to battle this challenging financing environment," Caudill said. "It has been reported that calendar year 2003 was the lowest shipment level in over 40 years and, while final numbers are not in, we believe the industry has finally hit bottom at approximately 131,000 units. So a revenue increase at Fleetwood Retail Corp. (FRC) is truly a victory. As we have said, improved sales are vital to move FRC toward breakeven. Although the revenue increase is a step in the right direction, much work remains before FRC reaches sustained profitability. We believe that our relatively new financing arm, HomeOne Credit Corp., and the new management at FRC, which has placed a strong emphasis on building an enhanced sales culture, have caused the retail division to turn this crucial corner. We were also excited to see that our manufacturing operations reported a much lower decrease during these three months than the rest of the industry has seen.

"Although this quarter will show a significant improvement over last year in results as well as revenues, the Company continues to project a quarterly loss," Caudill concluded. "The third quarter is historically difficult for Fleetwood, and a few items exacerbated the situation. For instance, industry-wide shortages of several key components caused production delays throughout the RV Group, resulting in additional overtime and shipping charges. Although all sold units were shipped, our third quarter results were negatively affected and the situation may extend into the fourth quarter."

The Company confirmed its intent to pay, in cash, the distributions due in mid-February on the Company's 9.5% preferred securities and to continue to defer distributions on its 6% preferred securities.

This press release contains certain forward-looking statements and information based on the beliefs of Fleetwood's management as well as assumptions made by, and information currently available to, Fleetwood's management. Such statements reflect the current views of Fleetwood with respect to future events and are subject to certain risks, uncertainties, and assumptions, including risk factors identified in Fleetwood's 10-K and other SEC filings. These risk factors include, without limitation, the cyclical nature of both the manufactured housing and recreational vehicle industries; ongoing weakness in the manufactured housing market; the potential impact on demand for our products as a result of changes in consumer confidence levels; continued acceptance of the Company's products; expenses and uncertainties associated with the introduction and manufacturing of new products; the availability of manufactured housing wholesale and retail financing in the future; changes in retail inventory levels in the manufactured housing and recreational vehicle industries; competitive pricing pressures; the ability to attract and retain quality dealers, executive officers and other personnel; and the ability to obtain the financing we need in order to execute our business strategy. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Fleetwood undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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